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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Delco Remy International, Inc. 1997 Stock-Based Incentive Compensation Plan and the Delco Remy International, Inc. 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of our report dated September 15, 1998, with respect to the consolidated financial statements of Delco Remy International, Inc. included in its Annual Report, as amended (Form 10-K/A), for the year ended July 31, 1998, filed with the Securities and Exchange Commission.

                                                   /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
March 24, 1999